EXHIBIT 99.1

TTM Technologies, Inc. Reports Fourth Quarter and Fiscal Year 2012 Results

COSTA MESA, Calif., Feb. 5, 2013 (GLOBE NEWSWIRE) -- TTM Technologies, Inc. (Nasdaq:TTMI), a major global printed circuit board (PCB) manufacturer, today reported results for the fourth quarter and fiscal year 2012, which ended December 31, 2012.

Fourth Quarter 2012 Highlights

-  Net sales were $382.4 million

-  GAAP net income attributable to stockholders was $15.7 million, or $0.19 per diluted share

-  Non-GAAP net income attributable to stockholders was $21.5 million, or $0.26 per diluted share

-  Gross margin was 16.3 percent

Fiscal Year 2012 Highlights

-  Net sales were $1.3 billion

-  GAAP net loss attributable to stockholders was $172.6 million, or $2.11 per share

-  Excluding the goodwill and asset impairment charges recorded in 2012, GAAP net income attributable to stockholders was $43.2 million, or $0.52 per diluted share

-  Non-GAAP net income attributable to stockholders was $72.0 million, or $0.87 per diluted share

-  Gross margin was 16.7 percent

Fourth Quarter 2012 Financial Results

Net sales for the fourth quarter increased 12.8 percent to $382.4 million from $339.0 million in the third quarter.

GAAP operating income for the fourth quarter was $21.4 million compared to operating loss of $202.7 million in the third quarter.

Included in operating results for the third quarter of 2012 were non-cash charges of $218.4 million to write down goodwill, customer-related intangibles and property, plant and equipment. Excluding these charges, operating income for the third quarter of 2012 was $15.7 million.

GAAP net income attributable to stockholders for the fourth quarter was $15.7 million, or $0.19 per diluted share, compared to net loss attributable to stockholders of $208.3 million, or $2.54 per share, for the third quarter. Fourth quarter net income attributable to stockholders includes a $3.3 million, or $0.04 per diluted share, tax valuation adjustment to noncontrolling interest.  Net income attributable to stockholders, excluding the impairment charges, was $7.5 million, or $0.09 per diluted share, for the third quarter.

On a non-GAAP basis, net income attributable to stockholders for the fourth quarter was $21.5 million, or $0.26 per diluted share. This compares to non-GAAP net income attributable to stockholders of $18.1 million, or $0.22 per diluted share, for the third quarter.

Adjusted EBITDA for the fourth quarter was $50.3 million, or 13.2 percent of net sales, compared to adjusted EBITDA of $36.5 million, or 10.8 percent of net sales, for the third quarter.

"We were pleased to close 2012 with strong financial and operational performance in the fourth quarter," said Kent Alder, CEO of TTM. "We experienced broad-based demand for our advanced HDI PCBs across multiple end markets, particularly for smartphones and touchpad tablets. The product mix shift toward more advanced HDI PCBs drove higher gross margin and operating profit, resulting in stronger earnings for the quarter."

Full Year 2012 Financial Results

Net sales for fiscal year 2012 decreased to $1.3 billion from $1.4 billion in fiscal year 2011.

Operating loss for fiscal year 2012 was $141.4 million, a decrease from operating income of $91.1 million in fiscal year 2011. Included in operating results were non-cash goodwill and asset impairment charges of $218.4 million in 2012 and $63.3 million in 2011. Excluding these charges, operating income for fiscal year 2012 was $77.0 million compared to operating income of $154.4 million in 2011.  The year over year decline in operating income primarily reflects higher labor costs in Asia and lower capacity utilization.

GAAP net loss attributable to stockholders for fiscal year 2012 was $172.6 million, or $2.11 per share, compared to GAAP net income of $41.9 million, or $0.51 per diluted share, for fiscal year 2011. Net income attributable to stockholders for fiscal year 2012 includes the noncontrolling interest adjustment discussed above.  GAAP net income attributable to stockholders, excluding the impairment charges, was $43.2 million, or $0.52 per diluted share, for fiscal year 2012. GAAP net income attributable to stockholders, excluding the impairment charges, was $100.4 million, or $1.23 per diluted share, for fiscal year 2011.

On a non-GAAP basis, net income attributable to stockholders for fiscal year 2012 was $72.0 million, or $0.87 per diluted share. This compares to fiscal year 2011 non-GAAP net income attributable to stockholders of $126.5 million, or $1.54 per diluted share.

Adjusted EBITDA for fiscal year 2012 was $175.5 million, or 13.0 percent of net sales, compared to $250.2 million, or 17.5 percent of net sales, for fiscal year 2011.

"While the global macroeconomic challenges weighed on the demand environment for much of 2012, we significantly expanded our advanced HDI business during the year to meet future demand. We are confident that advanced technology PCBs provide our strongest growth prospect, and we are well positioned to capitalize on these opportunities as our customers' end markets recover," continued Alder.

"Looking ahead to the first quarter, we expect a normal seasonal decline in our business.  Longer term, we remain optimistic as we are clearly differentiated through our focus on leading edge technology, our diversified end markets, and our broad customer base," concluded Alder.

Business Outlook

For the first quarter of 2013, TTM estimates revenue will be in the range of $310 million to $330 million, GAAP earnings attributable to stockholders in a range from breakeven to $0.05 per diluted share and non-GAAP earnings attributable to stockholders in a range from $0.07 to $0.12 per diluted share.

To Access the Live Webcast/Conference Call

The company will host a conference call and webcast to discuss the fourth quarter and fiscal year 2012 results and the first quarter 2013 outlook on Tuesday, February 5, 2013, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time).

Telephone access is available by dialing domestic 1-888-549-7880 or international 1-480-629-9770. The conference call also will be webcast on TTM Technologies' website at www.ttmtech.com.

To Access a Replay of the Webcast

The webcast will be available for replay until February 12, 2013, on TTM Technologies' website at www.ttmtech.com.

About Our Non-GAAP Financial Measures

This release includes information about the Company's non-GAAP net income attributable to stockholders and non-GAAP earnings per share attributable to stockholders, which are non-GAAP financial measures. Management believes that both measures -- which add back amortization of intangibles, stock-based compensation expense, non-cash interest expense on debt, asset impairments, restructuring and other charges as well as the associated tax impact of these charges -- provide additional useful information to investors regarding the Company's ongoing financial condition and results of operations.

A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable to similar non-GAAP financial measures used by other companies. The Company compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliation to the most directly comparable GAAP financial measure. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Safe Harbor Statement

This release contains forward-looking statements that relate to future events or performance. These statements reflect the company's current expectations, and the company does not undertake to update or revise these forward-looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other company statements will not be realized. Furthermore, readers are cautioned that these statements involve risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, the company's dependence upon the electronics industry, contemplated significant capital expenditures and related financing requirements, the Company's ability to integrate and manage its Asia Pacific operations, the company's dependence upon a small number of customers, the unpredictability of and potential fluctuation in future revenues and operating results and other "Risk Factors" set forth in the company's most recent SEC filings.

About TTM

TTM Technologies, Inc. is a major global printed circuit board manufacturer, focusing on quick-turn and technologically advanced PCBs and the backplane and sub-system assembly business. TTM stands for time-to-market, representing how the company's time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market. Additional information can be found at www.ttmtech.com.

TTM TECHNOLOGIES, INC.
Selected Unaudited Financial Information
(In thousands, except per share data)

	Fourth Quarter		Third Quarter	Full Year
	2012	2011	2012	2012	2011

CONSOLIDATED STATEMENTS OF OPERATIONS
Net sales
Cost of goods sold	$ 382,393	$ 361,460	$ 339,011	$ 1,349,326	$ 1,428,639
	320,221	290,082	286,695	1,123,669	1,127,326

Gross profit	62,172	71,378	52,316	225,657	301,313

Operating expenses:
Selling and marketing	9,592	9,867	8,735	35,957	36,891
General and administrative	28,682	24,178	23,735	98,005	92,682
Amortization of definite-lived intangibles	2,515	4,517	4,104	14,637	17,311
Impairment of goodwill and definite-lived intangibles	--	15,184	200,335	200,335	15,184
Impairment of long-lived assets	--	--	18,082	18,082	48,125
Total operating expenses	40,789	53,746	254,991	367,016	210,193

Operating income (loss)	21,383	17,632	(202,675)	(141,359)	91,120

Interest expense	(6,558)	(6,795)	(6,429)	(25,784)	(26,504)
Loss on extinguishment of debt	--	--	(5,527)	(5,527)	--
Other, net	2,440	2,851	1,117	4,956	8,616

Income (loss) before income taxes	17,265	13,688	(213,514)	(167,714)	73,232
Income tax (provision) benefit	(3,584)	(1,328)	850	(11,386)	(26,005)

Net income (loss)	13,681	12,360	(212,664)	(179,100)	47,227

Net loss (income) attributable to noncontrolling interest	2,062	(1,190)	4,322	6,506	(5,359)
Net income (loss) attributable to stockholders	$ 15,743	$ 11,170	$ (208,342)	$ (172,594)	$ 41,868

Earnings (loss) per share attributable to stockholders:
Basic	$ 0.19	$ 0.14	$ (2.54)	$ (2.11)	$ 0.52
Diluted	$ 0.19	$ 0.14	$ (2.54)	$ (2.11)	$ 0.51

Weighted average common shares:
Basic	81,932	81,336	81,929	81,800	81,176
Diluted	82,613	81,988	81,929	81,800	81,944

SELECTED BALANCE SHEET DATA

	December 31, 2012	December 31, 2011
Cash and cash equivalents	$ 285,433	$ 196,052
Accounts and notes receivable, net	302,215	316,568
Inventories	146,012	129,430
Total current assets	765,151	671,534
Property, plant and equipment, net	833,389	766,800
Other non-current assets	77,673	310,735
Total assets	$ 1,676,213	$ 1,749,069

Short-term debt, including current portion long-term debt	$ 30,004	$ 120,882
Accounts payable	221,265	185,906
Total current liabilities	370,172	437,140
Debt, net of discount	527,541	368,518
Total long-term liabilities	551,210	389,259
Noncontrolling interest	98,883	113,753
Total stockholders' equity	754,831	922,670
Total liabilities and stockholders' equity	$ 1,676,213	$ 1,749,069

SUPPLEMENTAL DATA
	Fourth Quarter		Third Quarter	Full Year
	2012	2011	2012	2012	2011
Gross margin	16.3%	19.7%	15.4%	16.7%	21.1%
Adjusted EBITDA margin	13.2	16.6	10.8	13.0	17.5
Operating margin	5.6	4.9	(59.8)	(10.5)	6.4

End Market Breakdown:

	Fourth Quarter		Third Quarter
	2012	2011	2012

Aerospace/Defense	13%	15%	16%
Cellular Phone	17	14	15
Computing/Storage/Peripherals	23	20	21
Medical/Industrial/Instrumentation	7	8	8
Networking/Communications	30	33	29
Other	10	10	11

Stock-based Compensation:

	Fourth Quarter		Third Quarter
	2012	2011	2012
Amount included in:
Cost of goods sold	$ 265	$ 251	$ 253
Selling and marketing	124	106	115
General and administrative	2,432	1,786	2,089
Total stock-based compensation expense	$ 2,821	$ 2,143	$ 2,457

Operating Segment Data:

	Fourth Quarter		Third Quarter
Net sales:	2012	2011	2012
Asia Pacific	$ 259,378	$ 218,448	$ 215,746
North America	123,890	144,079	123,861
Total sales	383,268	362,527	339,607
Inter-segment sales	(875)	(1,067)	(596)
Total net sales	$ 382,393	$ 361,460	$ 339,011

Operating segment income (loss):
Asia Pacific	$ 17,644	$ 20,094	$ (206,806)
North America	6,254	2,055	8,235
Total operating segment income (loss)	23,898	22,149	(198,571)
Amortization of definite-lived intangibles	(2,515)	(4,517)	(4,104)
Total operating income (loss)	21,383	17,632	(202,675)
Total other expense	(4,118)	(3,944)	(10,839)
Income (loss) before income taxes	$ 17,265	$ 13,688	$ (213,514)

RECONCILIATIONS[1]

	Fourth Quarter		Third Quarter	Full Year
	2012	2011	2012	2012	2011
Adjusted EBITDA reconciliation[2]:
Net income (loss)	$ 13,681	$ 12,360	$ (212,664)	$ (179,100)	$ 47,227
Add back items:
Income tax provision	3,584	1,328	(850)	11,386	26,005
Interest expense	6,558	6,795	6,429	25,784	26,504
Amortization of definite-lived intangibles	2,515	4,546	4,104	14,684	17,427
Depreciation expense	23,962	19,946	21,046	84,286	69,698
EBITDA	$ 50,300	$ 44,975	$ (181,935)	$ (42,960)	$ 186,861

Add back: Asset impairments	--	15,184	218,417	218,417	63,309
Adjusted EBITDA	$ 50,300	$ 60,159	$ 36,482	$ 175,457	$ 250,170

GAAP EPS excluding impairments reconciliation[3]:
GAAP net income (loss) attributable to stockholders	$ 15,743	$ 11,170	$ (208,342)	$ (172,594)	$ 41,868
Add back items:
Asset impairments	--	15,184	218,417	218,417	63,309
Income tax effects	--	(4,058)	(2,574)	(2,574)	(4,764)
GAAP net income, excluding impairments, attributable to stockholders	$ 15,743	$ 22,296	$ 7,501	$ 43,249	$ 100,413

GAAP earnings per diluted share, excluding impairments, attributable to stockholders	$ 0.19	$ 0.27	$ 0.09	$ 0.52	$ 1.23

Non-GAAP EPS reconciliation[4]:
GAAP net income (loss) attributable to stockholders	$ 15,743	$ 11,170	$ (208,342)	$ (172,594)	$ 41,868
Add back items:
Amortization of definite-lived intangibles	2,515	4,546	4,104	14,684	17,427
Stock-based compensation	2,821	2,143	2,457	10,266	8,075
Non-cash interest expense	2,016	1,947	1,977	7,893	8,163
Impairments, restructuring and other charges	--	15,184	223,944	223,944	63,309
Income tax effects	(1,550)	(5,666)	(6,045)	(12,172)	(12,379)
Non-GAAP net income attributable to stockholders	$ 21,545	$ 29,324	$ 18,095	$ 72,021	$ 126,463

Non-GAAP earnings per diluted share attributable to stockholders	$ 0.26	$ 0.36	$ 0.22	$ 0.87	$ 1.54

[1] This information provides a reconciliation of EBITDA, adjusted EBITDA, GAAP net income (excluding impairments) attributable to stockholders, GAAP EPS (excluding impairments) attributable to stockholders, non-GAAP net income attributable to stockholders and non-GAAP EPS attributable to stockholders to the financial information in our consolidated statements of operations.

[2] Adjusted EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization and asset impairments. We present adjusted EBITDA to enhance the understanding of our operating results, and it is a key measure we use to evaluate our operations. In addition, we provide our adjusted EBITDA because we believe that investors and securities analysts will find adjusted EBITDA to be a useful measure for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, adjusted EBITDA should not be considered as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to net income as a measure of operating results in accordance with accounting principles generally accepted in the United States of America.

[3] This information provides GAAP net income attributable to stockholders and GAAP EPS attributable to stockholders excluding asset impairments and related income tax effects.

[4] This information provides non-GAAP net income attributable to stockholders and non-GAAP EPS attributable to stockholders, which are non-GAAP financial measures. Management believes that both measures --- which add back amortization of intangibles, stock-based compensation expense, non-cash interest expense on debt (before consideration of capitalized interest), asset impairments, restructuring and other charges as well as the associated tax impact of these charges --- provide additional useful information to investors regarding the Company's ongoing financial condition and results of operations.
CONTACT: Steve Richards, CFO
         714-327-3000